UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 21, 2017

QPAGOS

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

333-192877	33-1230229
(Commission File Number)	(IRS Employer Identification No.)

Paseo del la Reforma 404 Piso 15 PH
Col. Juarez, Del. Cuauhtemoc
Mexico, D.F. C.P. 06600

(Address of principal executive offices)

1900 Glades Road, Suite 265

Boca Raton, Florida 33431

(Mailing Address)

+52 (55) 55-110-110

(Registrant’s telephone number, including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 21, 2017, QPAGOS, a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Power Up Lending Group Ltd. (the “Purchaser”), pursuant to which the Company issued to the Purchaser a Convertible Promissory Note (the “Note”) in the aggregate principal amount of $53,000. The Note has a maturity date of November 21, 2017 and the Company has agreed to pay interest on the unpaid principal balance of the Note at the rate of eight percent (8%) per annum from the date on which the Note is issued (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company shall have the right to prepay the Note, provided it makes a payment to the Purchaser as set forth in the Note. The transactions described above closed on February 21, 2017.

The outstanding principal amount of the Note (if any) is convertible at any time and from time to time at the election of the Purchaser during the period beginning on the date that is 180 days following the Issue Date into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a conversion price set forth in the Note, subject to adjustment as set forth in the Note. In addition, upon the occurrence and during the continuation of an Event of Default (as defined in the Note), the Note shall become immediately due and payable and the Company shall pay to the Purchaser, in full satisfaction of its obligations hereunder, additional amounts as set forth in the Note.

The Note contains certain covenants, such as restrictions on (i) distributions on capital stock, (ii) stock repurchases, (iii) the incurrence of indebtedness, and (iv) sales of assets and the transfer of assets. The Note also contains certain anti-dilution provisions that apply in connection with any stock split, stock dividend, stock combination, recapitalization or similar transactions. In addition, subject to limited exceptions, the Purchaser will not have the right to convert any portion of the Note if the Purchaser, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to its conversion.

 The foregoing description of the terms of the Note and the Securities Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the provisions of such agreements, the forms of which are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is set forth under Item 1.01 above and is hereby incorporated by reference in response to this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information required by this Item 3.02 is set forth under Item 1.01 above and is hereby incorporated by reference in response to this Item 3.02. The Note and the shares of Common Stock issuable upon conversion of the Note were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), based on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit 4.1	Convertible Promissory Note

Exhibit 10.1	Securities Purchase Agreement, dated February 21, 2017, by and between QPAGOS and Power Up Lending Group Ltd.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QPAGOS

Date: February 28, 2017	By:	/s/ Gaston Pereira
Name: Gaston Pereira
Title: Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

4.1	Convertible Promissory Note

10.1	Securities Purchase Agreement, dated February 21, 2017, by and between QPAGOS and Power Up Lending Group Ltd.

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